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                                                                 Exhibit 3.136

                                    RESTATED

                                   BY-LAWS OF

                           PLAZA COMMUNICATIONS, INC.

                               ARTICLE I. OFFICES


Section 1.01 Principal Office

            The principal office for the transaction of the business of the corporation is hereby fixed and located at 18818 Teller Ave. Irvine, County of Orange, State of California. The Board of Directors is hereby granted full power and authority to change the principal office from one location to another.

                       ARTICLE II. SHAREHOLDERS' MEETINGS

Section 2.01 Place of Meetings

            All the meetings of the shareholders shall be held at the principal office of the corporation in the State of California, or any other place within this State, as may be designated for that purpose from time to time by the Board of Directors.

Section 2.02 Time of Annual Meeting

            The annual meetings of the shareholders shall be held on the first convenient business day in the second or third week of December.

Section 2.03 Notice of Annual Shareholders' Meetings

            (a) Notice of annual meetings of shareholders shall be sent in writing to shareholders of record as specified by the Board of Directors together with proxy statements and annual reports as least 15 days prior to the annual meeting.

            Notice of Special Meetings

            (b) Notice of special meetings of shareholders, specifying the place, the day and hour of the meeting, and the general nature of the business to be transacted, and any matters that may be required by law, the Articles of Incorporation, or these By-laws, shall be given in writing to each shareholder entitled to vote at the meeting at least ten (10) days, but not more than sixty
(60) days, before the date of the meeting either personnally or by mail or other means of written communication, addressed to the shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. Notice of adjourned meetings is not necessary unless the meeting is adjourned for forty-five (45) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

            Entry of Notice

            (c) Whenever any shareholder entitled to a vote has been absent from any meeting of shareholders, whether annual or special, an entry in the minutes to the effect that notice has been duly given shall be sufficient evidence that due notice of such meeting was given to such shareholder, as required by law and the By-laws of the corporation.

Section 2.04 Special Meetings

            Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the president, chairman of the board, or by the Board of Directors, or by any two or more directors, or by one or more shareholders holding not less than one-tenth (1/10) of the voting power of the corporation.

Section 2.05 Quorum

            The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the the shares required to constitute a quorum.

Section 2.06 Voting

            The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the
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provisions of Section 2.10 of this Article II, subject to the provisions of
Sections 702 to 704, inclusive, of the Corporations code of California (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California General Corporation Law or by the articles of incorporation.

            At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Section 2.07 Proxies

            Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705 (e) and 705 (f) of the Corporations Code of California.

Section 2.08 Consent of Absentees or Waiver of Notice

            No defect in the calling or noticing of a shareholder's meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or made a part of the minutes of the meeting.

            Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 2.09 Action Without Meeting

            Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the corporation and shall be maintained in the corporate records.

Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

            If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.03 if this Article. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, and (iv) a distribution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten
(10) days before the consummation of any action authorized by that approval.

Section 2.10 Record Date

            For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California General Corporation Law.

            If the board of directors does not fix a record date:

                  (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceeding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceeding the day on which the meeting is held.

                  (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60) day before the date of such other action, whichever is later.

Section 2.11 Inspectors of Election

            In connection with any election of shareholders, the board may appoint inspectors of election to act at the meeting and any adjournment thereof in accordance with the requirements of the California Corporations Law.

                             ARTICLE III. DIRECTORS

Section 3.01 Powers

            The directors shall act only as a board and an individual director shall have no power as such. All corporate powers of the corporation shall be exercised by, or under authority of, and the business and affairs of the corporation shall be controlled by the Board of Directors, subject, however, to such limitations as are imposed by law, the Articles of Incorporation, or these Bylaws, as to actions to be authorized or approved by the shareholders. The Board of Directors may, by contract or otherwise, give general or limited or special power and authority to the officers and employees of the corporation to transact the general business, or any special business, of the corporation, and may give powers of attorney to agents of the corporation to transact any special business requiring such authorization.

Section 3.02 Number and Qualification of Directors

            The authorized number of directors shall be three (3)* until changed by a duly adopted amendment to the articles of incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote. Directors need not be share holders.

*Five (5) adopted April 21, 1983

Section 3.03 Election and Term of Office

            The directors shall be elected annually by the shareholders entitled to vote, and shall hold office for one year and until their respective successors are elected, or until their death, resignation or removal.

Section 3.04 Vacancies

            Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

            If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

            No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 3.05 Removal of Directors

            The entire Board of Directors or any individual director may be removed from office in the manner provided by law.

Section 3.06 Place of Meetings

            All meetings of the Board of Directors shall be held at the principal office of the corporation or at such place within or without the State as may be designated from time to time by resolution of the board or by written consent of all the members of the board. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

Section 3.07 Regular Meetings

            Regular meetings of the Board of Directors shall be held on such day or days as the Board of Directors shall determine by resolution. Such regular meetings may be held without notice.

Section 3.08 Annual Meetings

            Annual meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the shareholders of this corporation.

Section 3.09 Special Meetings

            Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

            Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

Section 3.10 Quorum

            A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section
3.12 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of
Section 310 of the Corporations Code of California (as to approval of contracts or transactions in which a director has a director or indirect material financial interest), Section 311 of that Code (as to appointment of committees, and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.11 Board Action Without Meeting

            Any action required or permitted to be taken by the Board of Directors, may be taken without a meeting, and with the same force and effect as a unanimous vote of directors, if all members of the Board shall individually or collectively consent in writing to such action and if such written consents shall be filed with the minutes of the proceedings of the Board. Any certificate or other document filed under any provision of this Article which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that the By-laws authorize the directors to so act, and such statement shall be prima facie evidence of such authority.

Section 3.12 Adjournment Notice

            A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in
Section 3.09 of this Article III, to the directors who were not present at the time of the adjournment. In the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

Section 3.13 Conduct of Meetings

            The Chairman of the Board or President, of in their absence, any director selected by the directors present shall preside at meetings of the Board of Directors. The secretary of the corporation, or in his absence, any person appointed by the presiding officer, shall act as secretary of the Board of Directors.

Section 3.14 Waiver of Notice

            The transaction of any meeting of the board of directors, however, called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or as approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

Section 3.15 Compensation

            Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, if any, as may be fixed or determined by resolution of the Board. This section 3.15 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

Section 3.16 Indemnification of Directors, Officers, Employees, and Other Agents

            The corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other proceedings arising by reason of the fact any such person is or was an agent of the corporation. For purposes of this Section, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

                             ARTICLE IV. COMMITTEES

Section 4.01 Committees of Directors

            The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

                  (a) the approval of any action which, under the General Corporation Law of California, also requires shareholders' approval or approval of the outstanding shares;

                  (b) the filling of vacancies on the board of directors or in any committee;

                  (c) the fixing of compensation of the directors for serving on the board or on any committee;

                  (d) the amendment or repeal of by-laws or the adoption of new by-laws;

                  (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

                  (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

                  (g) the appointment of any other committees of the board of directors or the members of these committees.

Section 4.02 Meeting and Action of Committees

            Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these By-laws, Sections 3.06 (place of meetings), 3.07 (regular meetings), 3.09 (special meetings and notice), 3.10 (quorum), 3.14 (waiver of notice), 3.12 (adjournment) and (notice of adjournment), and 3.11 (action without meeting), with such changes in the context of those By-laws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these By-laws.

                               ARTICLE V. OFFICERS

Section 5.01 Titles and Appointment

            The officers of the corporation shall be a president, one or more vice-presidents, a secretary, a chief financial officer and such assistants and other officers, including Chairman of the Board, as the Board of directors shall from time to time determine. Any number of offices may be held by one person, and any office, except president, chairman of the board, if any, secretary and a chief financial officer, may be left unfilled for any period in the discretion of the Board of Directors. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

Section 5.02 Chairman of the Board

            The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the corporation and shall have the powers and duties prescribed in this Section for the President.

Section 5.03 President

            Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the by-laws.

Section 5.04 Vice-President

            The vice-president, or the vice-presidents in the order of their seniority, if the corporation shall have any, may assume and perform the dutied of the president in the absence or disability of the president or whenever the office of president is vacant, and shall perform such other duties and have such other powers as the Board of Directors or the president shall designate from time to time.

Section 5.05 Secretary

            The secretary shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by laws; shall keep the minutes of all proceedings or meetings of shareholders and of the Board of Directors, and any committees thereof; keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, if any, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; the number and date of cancellation of every certificate surrendered for cancellation; keep the seal of the corporation in safe custody; and shall perform such other duties as are incident to his office or as are assigned to him by the Board of Directors or by the president.

Section 5.06 Chief Financial Officer

            The chief financial officer shall receive and have custody of all funds and securities of the corporation; shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors; disburse the funds of the corporation as may be ordered by the Board of Directors; shall keep adequate and correct books and records of account of the corporation's properties and business transactions of the corporation, including the accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares; and shall render to the president and directors, whenever they request it, an account of all his transactions as as chief financial officer and of the financial condition of the corporation. The books of accounts shall at all reasonable times be open for inspection by any director.

Section 5.07 Checks and Drafts

            All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

                                   ARTICLE VI.

             EXECUTION AND FILING OF INSTRUMENTS AND OTHER DOCUMENTS

Section 6.01 Execution of Instruments

            The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

Section 6.02 Seal

            The corporation shall adopt and use a corporate seal consisting of a circle setting forth on its circumference the name of the corporation and showing the state and date of incorporation.

Section 6.03 Annual Statement of General Information

            The corporation shall, during the period commencing on March 1 and ending on August 31 in each year, file with the Secretary of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the chief executive officer, secretary, and chief financial officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with
Section 1502 of the Corporations Code of California.

                  ARTICLE VII. ISSUANCE AND TRANSFER OF SHARES

Section 7.01 Certificates for Paid and Unpaid Shares

            Certificates for shares of the corporation shall be issued when fully paid, and maybe issued prior to full payment under such restrictions as the Board of Directors may deem proper.

Section 7.02 Share Certificates

            The certificates shall be in such form and device as shall be provided by the Board of Directors and shall fully comply with the provisions of the Corporations Code of the State of California. The certificates shall be signed by the chairman of the board, president, or the vice-president, and by the secretary, or assistant secretary, or chief financial officer, and the seal of the corporation shall be affixed thereto. Any and all of the signatures on the certificate may be facsimile.

Section 7.03 Replacement of Certificates

            No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except in the case of lost or destroyed certificates for which the Board of Directors may order new certificates to be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity, if required by the Board.

Section 7.04 Transfer of Shares

            Shares of the corporation may be transferred by endorsement by the signature of the owner, his agent, attorney, or legal representative, and the delivery of the certificate; but such transfer is not valid, except as to the parties thereto, until the same is so entered upon the books of the corporation so as to show the names of the parties by whom and to whom transferred, the number of the certificate, and the number or designation of the shares and the date of the transfer, and until the old certificates are surrendered and canceled, and any such transfer shall be subject to any restriction by any state or federal law or regulation applicable thereto. The transferee in any transfer of shares shall be deemed to have full notice of, and to consent to, the By-laws of the corporation to the same extent as if he had signed a written assent thereto. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

                                  ARTICLE VIII.

                 RECORDS AND REPORTS AND VOTING OF OTHER SHARES

Section 8.01 Inspection of Books and Records

            All books and records, provided for by statute, including the By-laws, shall be open to inspection of the directors and shareholders from time to time and to the extent expressly provided by statute, and not otherwise.

Section 8.02 Annual Report

            The annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

Section 8.03 Financial Statements

            A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

            If a shareholder or shareholder holding at least five percent (5%) if the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six- month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

            The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

            The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

Section 8.04 Representation of Shares of Other Corporations

            The chairman of the board, the president, or any vice-president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporation may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

                        ARTICLE IX. AMENDMENT OF BY-LAWS

Section 9.01 Amendment of By-laws by Shareholders and Directors

          The By-laws, and every part thereof, may from time to time and at any time, be amended, altered, repealed, and new or additional By-laws may be adopted as follows: (1) By the vote of the shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders; or (2) subject to such right of shareholders, by a majority vote of the directors present at any meeting of the Board at which a quorum is present, provided, however, that the Board of Directors may not adopt a By-law or amendment thereof changing the authorized number of directors.

                            CERTIFICATE OF SECRETARY

            I certify that:

            I am the Secretary of Plaza Publishing Company.

            The foregoing By-laws, consisting of seventeen (17) pages, are the By-laws of the corporation adopted by the Board of Directors on December 17, 1987.

            Dated: December 17, 1987




                                        /s/ Kathleen Blank
                                        ---------------------------------
                                        Kathleen Blank (Secretary)